ASSET PURCHASE AGREEMENT

ASSET PURCHASE AGREEMENT, dated as of April 6, 1998, by and among Chaos Group, Inc., a Nevada corporation (the "Purchaser") and
Frankopan & Co., a Nevada corporation (the "Seller").

                               Witnesseth

WHEREAS the Seller holds liens which within 5 days of the execution of this agreement shall be converted into valid and marketable title to all of the assets comprising the Assets (as hereinafter defined) which are related to the conduct of business; and

WHEREAS the Seller wishes to sell and the Purchaser wishes to purchase the Assets; and

WHEREAS the Purchaser holds and maintains the authority and right to reassign the Assets upon the closing of the Agreement.

NOW THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the Seller and the Purchaser hereby agree as follows:

                             ARTICLE I
     PURCHASE OF THE ASSETS, ASSUMPTION OF ASSUMED LIABILITIES,
                           PURCHASE PRICE

1.1 PURCHASE OF ASSETS, Subject to the terms and conditions set forth in this Agreement, the Seller agrees that, on the Closing Date, it shall sell transfer, assign and deliver to the Purchaser and, the Purchaser agrees that, on the Closing Date, the Purchaser shall purchase, acquire and accept from the Seller all of the Assets of Luminart, Inc. including equipment, inventory, proprietary rights and interests, including but not limited to patents, copyrights and trademarks, free and clear of all liens, other than permitted liens.

1.2 NON-ASSUMED LIABILITIES, (a) The consideration for the Assets shall be the delivery on the Closing Date by the Purchaser to the Seller of 1,100,000 shares of Purchaser's unrestricted common stock pursuant to the attached subscription agreement.

                              ARTICLE II
                                CLOSING

2.1 THE CLOSING, Upon satisfaction of the conditions contained by this Agreement (the "Closing") shall be held at 2:00 p.m. Eastern
Time on April 9, 1998 (such time and date being referred to herein as the "Closing Date").

(a) At the Closing the Seller shall execute and deliver to the Purchaser all documents and instruments necessary to transfer to the Purchaser all rights and instruments necessary to transfer to the Purchaser all rights, title and interest of the Seller in and to the Assets including, without limitation.

(b)  At the Closing, the Purchaser shall deliver to the Seller
1,100,000 shares of Chaos Group, Inc. common stock.

2.2  ADDITIONAL ACTIONS TO BE TAKEN ON THE CLOSING DATE:

The Purchaser and Seller shall execute indemnity agreements as appropriate.

                            ARTICLE III
                 REPRESENTATIONS AND WARRANTIES

3.1 The Seller represents and warrants that it holds liens, which within 5 days of the execution of this Agreement shall be converted into valid and marketable title in the name of the Purchaser, on the Assets sold pursuant to the transaction herein and has further power and authority to enter into this Agreement. The Seller further represents that it is a corporation validly in existence and in good standing in the State of incorporation. Additionally, The Seller represents that it is duly qualified to do business in each jurisdiction in which the nature of its business makes such qualification necessary, except where the failure to do so would have a materially adverse effect upon Seller's business.

Seller represents and warrants that it has no subsidiaries.

3.2 The Purchaser represents that it is a corporation validly in existence and in good standing in the State of incorporation. Additionally, the Purchaser represents that it is duly qualified to do business in each jurisdiction in which the nature of its business makes such qualification necessary, except where the failure to do so would have a materially adverse effect upon Purchaser's business.

3.3 The representations and warranties contained hereinabove shall survive the Closing.

3.4 This Agreement shall be construed under the laws of the State of Nevada.

3.5  This Agreement may be signed in one or more counterparts.

IN WITNESS WHEREOF, the parties have set their hand and seal the first day, month and year above written.

Chaos Group, Inc.


By: /s/  Wm. Michael Reynolds
Wm. Michael Reynolds, President/CEO


Frankopan & Co.


By: /s/  Michael Ivezic
Michael Ivezic, Managing Director